                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                             E-TEK DYNAMICS, INC.


                                     FIRST

     The name of this corporation is "E-Tek Dynamics, Inc." (the "Corporation").

                                    SECOND

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                     THIRD

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

                                    FOURTH

     A. The total number of shares which the Corporation shall have authority to issue is Three Hundred and Twenty Five Million (325,000,000) shares of capital stock.

     B. Of such authorized shares, Three Hundred Million (300,000,000) shares shall be designated "Common Stock," par value $0.001 per share.

     C. Of such authorized shares, Twenty Five Million (25,000,000) shares shall be designated "Preferred Stock," par value $0.01 per share. The Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock.

                                     FIFTH

     The Corporation is to have perpetual existence.

                                     SIXTH

     Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins.

                                    SEVENTH

     The number of directors which constitute the entire Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                    EIGHTH

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                     NINTH

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                     TENTH

     Section 1. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designed Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. For the purposes hereof, the initial Class

I, Class II and Class III directors shall be those directors so designated by the incorporator. At each annual meeting after the first annual meeting of stockholders, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as practicable.

     Section 2. The number of directors which constitute the whole Board of Directors of the Corporation shall be designed in the Bylaws of the Corporation.

     Section 3. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                                   ELEVENTH

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                    TWELFTH

     The stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders.

                                  THIRTEENTH

     Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles TENTH or TWELFTH hereof, or this Article THIRTEENTH, or any provision thereof or hereof, unless such amendment shall be approved by a majority of the directors of the Corporation not affiliated or associated with any person or entity holding (or which has announced an intention to obtain) twenty percent (20%) or more of the voting power of the Corporation's outstanding capital stock.

                                  FOURTEENTH

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed for and on behalf of the Corporation and in its name by Michael J. Fitzpatrick, its President and Chief Executive Officer, as attested by ________________________, its Secretary.

                                      E-TEK DYNAMICS, INC.


                                      ________________________________________
                                      Michael J. Fitzpatrick
                                      President and Chief Executive Officer

ATTEST:

E-TEK DYNAMICS, INC.


___________________________________
Secretary